RICHARDS, LAYTON & FINGER
A PROFESSIONAL ASSOCIATION
ONE RODNEY SQUARE
920 NORTH KING STREET
WILMINGTON, DELAWARE 19801
(302) 651-7700
FAX: (302) 651-7701
WWW.RLF.COM

April 25, 2008

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC
731 Lexington Avenue
25th Floor
New York, NY  10022

Re:	Citigroup Alternative Investments Multi-Adviser
 Hedge Fund Portfolios LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC, a Delaware limited liability company (the "Company"), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a)           The Certificate of Formation of the Company, dated as of August 16, 2002, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 16, 2002, as corrected by the Certificate of Correction thereto, dated as of October 9, 2003, as filed in the office of the Secretary of State on October 9, 2003 (as so corrected, the "Certificate");

(b)           The Limited Liability Company Agreement of the Company, dated as of November 19, 2002, among Charles Hurty, Janet Holmes, Steven Krull, David Scudder and Clifford De Souza, as Directors (as defined therein), AMACAR Partners, Inc., as the Managing Member (as defined therein), and the other persons admitted to the Company as members;

(c)           The Separate Series Agreement Multi-Strategy Series G, dated as of November 27, 2002 (the "Series Agreement");

(d)           The First Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 7, 2003, among Charles Hurty, Janet

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC
April 25, 2008

Holmes, Steven Krull, David Scudder and Clifford De Souza, as Directors (as defined therein), AMACAR Partners, Inc., as the Managing Member (as defined therein), and the other persons admitted to the Company as members, as supplemented by the Series Agreement;

(e)           The Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 1, 2005, among Charles Hurty, Steven Krull and David Vogel, as Directors (as defined therein), and the other persons admitted to the Company as members, as supplemented by the Series Agreement;

(f)           The Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 26, 2006, among Charles Hurty, Steven Krull and Raymond Nolte, as Directors (as defined therein), and the other persons admitted to the Company as members, as supplemented by the Series Agreements (as so supplemented, the "LLC Agreement");

(g)           Pre-Effective Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form N-2, including a related prospectus (the "Prospectus"), relating to the issuance of Shares in the Company, each representing limited liability company interests in the Company of the series designated as "Multi-Strategy Series G" (each, a "New Series G Share" and collectively, the "New Series G Shares"), as proposed to be filed by the Company as set forth therein with the Securities and Exchange Commission on or about April 25, 2008;

(h)           A form of Subscription Agreement, to be executed by each Member (as hereinafter defined) for which Smith Barney is the placement agent (collectively, the "SB Subscription Agreements");

(i)           A form of Subscription Agreement, to be executed by each Member for which a third party is the placement agent (collectively, the "TP Subscription Agreements"); and

(j)           A Certificate of Good Standing for the Company, dated April 22, 2008, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.  The SB Subscription Agreements and the TP Subscription Agreements are hereinafter referred to each as a "Subscription Agreement" and collectively as the "Subscription Agreements."

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC
April 25, 2008

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into any document reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.  We have examined such documents as we have deemed appropriate for purposes of rendering the opinions set forth herein.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) that the LLC Agreement and the Certificate are in full force and effect and have not been amended, (ii) the due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Company) to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including the LLC Agreement, the Series Agreement and a Subscription Agreement by each Person acquiring New Series G Shares and being admitted to the Company as a member of the Company in accordance with the LLC Agreement and the Registration Statement (each, a "Member" and collectively, the "Members"), (vi) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (vii) that the Board of Directors has duly authorized the establishment and issuance by the Company of the New Series G Shares and the New Series G Shares are being issued on the terms determined by the Board of Directors, (viii) the due acceptance by the Company and the Board of Directors of a Subscription Agreement for each Member, (ix) that the New Series G Shares are issued and sold to the Members in accordance with the LLC Agreement and the Registration Statement, (x) that the books and records of the Company are revised to reflect the name and the purchase of the New Series G Shares of each Member, and (xi) the payment by each Member of the full consideration due from it for the New Series G Shares to be issued to such Member in accordance with the LLC Agreement, the applicable Subscription Agreement and the Registration Agreement.  We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws (including applicable caselaw) and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.           The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq.

2.           The New Series G Shares to be issued to the Members will be validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in the Company.

3.           The Members shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company, except as a Member may be obligated to repay any funds wrongfully distributed to it.  A Member may be obligated to make payments as set forth in Sections 2.7, 3.6(b), 4.4(b), 4.4(c), 5.9, 6.2(b)(3), 9.11(a) and 9.11(c) of the LLC Agreement.

With respect to the opinions set forth in paragraphs 2 and 3 above, the term "Members" does not include a Person who is or was a managing member of the Company.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JGL/DD